UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) March 27, 2018 (March 23, 2018)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)
Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom (Address of principal executive office)

Registrant's telephone number, including area code +44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2018, the Compensation Committee of the Board of Directors of Travelport Worldwide Limited (the “Company”) approved grants of time-vested restricted share units (“RSUs”) and performance-vested performance share units (“PSUs”) to certain executives of the Company. The RSUs will vest one-fourth annually over a period of four years, and the PSUs will cliff vest at the end of three years based on our achievement against certain established performance targets. Vesting and operation of all awards will be subject to and on the terms and conditions to be set forth in the award agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018.

Grants to our Named Executive Officers were as follows:

Gordon Wilson — 76,655 RSUs and 229,965 PSUs;

Bernard Bot — 26,132 RSUs and 78,398 PSUs;

Matthew Minetola — 22,648 RSUs and 67,944 PSUs;

Stephen Shurrock — 22,648 RSUs and 67,944 PSUs; and

Margaret Cassidy — 13,066 RSUs and 39,199 PSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED
By:	/s/ Rochelle Boas
Rochelle Boas Senior Vice President and Secretary

Date: March 27, 2018